Exhibit 99.1

At Home Group Inc. Announces Preliminary Fourth Quarter and Fiscal 2020 Financial Results

•	Expects preliminary Q4 and fiscal 2020 net sales, comparable store sales and pro forma adjusted EPS(2) above the high end of previous outlook
•	Plans to hold conference call to review Q4 and fiscal 2020 earnings results on March 24, 2020

PLANO, Texas, March 10, 2020– At Home Group Inc. (NYSE: HOME), the home décor superstore, today announced certain preliminary unaudited results for the fourth quarter and fiscal year ended January 25, 2020.

Lee Bird, Chairman and Chief Executive Officer, stated, "We are pleased with the comparable store sales improvement we delivered in the back half of the fourth quarter, our healthy inventory position to end the year and the $100+ million improvement in free cash flow we made during fiscal 2020. Looking ahead to fiscal 2021 and beyond, our business strategy is centered around offering great products at great values. Our team is laser-focused on key initiatives to drive improvement in comps, profitability and free cash flow, including our new EDLP+ merchandising strategy, a sharper focus on category reinventions, enhancing our loyalty program, reducing new store cannibalization, and launching buy-online pick-up in store.”

Mr. Bird continued, “We are also closely monitoring the impact of the Coronavirus outbreak on our supply chain and consumer demand while prioritizing the health of our team members and customers. Given the fluid nature of the situation, we look forward to sharing an update on current trends during our upcoming earnings call on March 24, 2020.”

Preliminary Fourth Quarter and Fiscal 2020 Results(1)

The Company expects fourth quarter and fiscal year net sales, comparable store sales and pro forma adjusted EPS(2) as follows:

Q4 Fiscal 2020	Outlook as of January 13, 2020	Preliminary Results as of March 10, 2020

Net sales	High end of $385.0 million to $393.0 million	$397.7 million
Comp store sales	High end of (6.0%) to (4.0%)	(3.1%)
Pro forma adjusted EPS(2)	$0.33 to $0.36(3)	Approximately $0.37

Fiscal 2020

Net sales	High end of $1,352.0 million to $1,360.0 million	$1,365.0 million
Comp store sales	High end of (2.6%) to (2.0%)	(1.7%)
Pro forma adjusted EPS(2)	$0.53 to $0.56(3)	Approximately $0.57

Fourth Quarter and Fiscal 2020 Earnings Results to Be Announced on March 24, 2020

The company plans to release financial results for the fourth quarter and audited results for fiscal 2020 after market close on Tuesday, March 24, 2020. The company will host a conference call at 4:30 p.m. Eastern Time to discuss the financial results. Investors and analysts interested in participating in the call are invited to dial 1-877-407-0789 (international callers please dial 1-201-689-8562) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.athome.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed online at investor.athome.com for 90 days.

(1)	The Company is currently in the process of finalizing its financial results for the fourth quarter and fiscal year ended January 25, 2020. Accordingly, the preliminary financial results set forth above are based on current estimates and remain subject to completion.
(2)	Pro forma adjusted EPS and pro forma diluted weighted average shares outstanding are non-GAAP financial measures. Pro forma adjusted EPS means adjusted net income (loss) divided by pro forma diluted weighted average shares outstanding. Pro forma diluted weighted average shares outstanding means diluted share count on a pro forma basis. For additional information about our use of non-GAAP measures, including reconciliation to the most directly comparable financial measures presented in accordance with GAAP, please see the reconciliation table below as well as “Non-GAAP Measures” in Exhibit 99.1 to our Current Report on Form 8-K for the quarter ended October 26, 2019 filed with the SEC on December 4, 2019.
(3)	We have not presented a quantitative reconciliation of our previously issued outlook because of the impracticability, at the time of such forecast, to predict certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of such items as well as the periods in which such items may be recognized.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate", "are confident", "assumed", "believe", "continue", "could", "estimate", "expect", "intend", “look forward”, "may", "might", "on track", “outlook”, "plan", "potential", "predict", “reaffirm”, "seek", "should", “strategy”, or "vision", or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, expected new store openings, our real estate strategy, growth targets, potential growth opportunities, impact of expected stock option exercises, future capital expenditures, and estimates of expenses we may incur in connection with equity incentive awards to management and our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this document are forward-looking statements. The preliminary financial results for the fourth quarter and fiscal year ended January 25, 2020 contained in this document are subject to the completion of management’s and the audit committee's final reviews and our other financial closing procedures, as well as the completion of the audit of our annual consolidated financial statements, and therefore are subject to change. Furthermore, statements contained in this document relating to the recent global outbreak of the novel coronavirus disease (COVID-19), the impact of which remains inherently uncertain on our financial results, are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those factors described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 26, 2019, “Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended October 26, 2019 and other reports that we file with the Securities and Exchange Commission (“SEC”), including, when filed, our Annual Report on Form 10-K for the fiscal year ended January 25, 2020, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this document.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

Reconciliation of preliminary net loss to pro forma adjusted EPS (in millions, except per share data)

	Thirteen Weeks Ended	Fiscal Year Ended
	January 25, 2020	January 25, 2020
Net loss	$(224.1)	$(214.4)
Adjustments:
Impairment charges(a)	250.0	255.2
Gain on sale-leaseback(b)	(2.7)	(17.7)
Merchandising department restructuring(c)	—	0.9
Other(d)	—	1.3
Tax impact of adjustments to net loss(e)	0.6	2.4
Tax impact related to the cancellation of the one-time CEO grant(f)	—	9.3
Adjusted Net Income(g)	23.9	36.9
Pro forma diluted weighted average shares outstanding(h)	64.1	64.6
Pro forma adjusted EPS	$0.37	$0.57

(a)	Represents non-cash impairment charges of $250.0 million related to an interim impairment test of goodwill performed in the fourth quarter of fiscal 2020 and $5.2 million in connection with store closure and relocation decisions in fiscal 2020.
(b)	As of January 27, 2019, we fully recognized the gains on sale-leaseback transactions on the consolidated statements of operations in accordance with ASC 842.
(c)	Includes certain employee related costs incurred as part of restructuring our merchandising department.
(d)	Other adjustments include amounts our management believes are not representative of our ongoing operations, including other transaction costs.
(e)	Represents the income tax impact of the adjusted expenses using the annual effective tax rate excluding discrete items. After giving effect to the adjustments to net loss, the adjusted effective tax rate for the thirteen weeks and fiscal year ended January 25, 2020 was 22.6% and 23.7%, respectively.
(f)	The one-time CEO grant was cancelled for no consideration resulting in the recognition of $9.3 million of deferred tax expense during the third fiscal quarter 2020.
(g)	The sum of the adjustments does not equal the total due to rounding.
(h)	Reflects the dilutive impact of stock options and other awards utilizing the treasury stock method with regard to Adjusted Net Income for the thirteen weeks and fiscal year ended January 25, 2020 in the amounts of 0.0 and 0.6 million shares, respectively.

About At Home Group Inc.

At Home (NYSE: HOME), the home décor superstore, offers more than 50,000 on-trend home products to fit any budget or style, from furniture, mirrors, rugs, art and housewares to tabletop, patio and seasonal decor. At Home is headquartered in Plano, Texas, and currently operates 218 stores in 39 states. For more information, please visit us online at investor.athome.com.

Investor Relations:

At Home

Arvind Bhatia, CFA / Bethany Johns

972.265.1299 / 972.265.1326

InvestorRelations@AtHome.com

Edelman
Stacy Turnof
212.277.3797
HOME@Edelman.com

Media:
Edelman

Noelle Amos / Nicole Briguet

415.486.3231 / 212.704.8164

HOME@Edelman.com

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